Exhibit 99.1

545 E. John Carpenter Freeway, Suite 1300 Irving, TX 75062 ph: 972-444-4900 f: 972-444-4949 www.felcor.com nyse: fch

For Immediate Release:

FELCOR’S FIRST QUARTER RESULTS EXCEED EXPECTATIONS
•	Resolves Remaining 2010 Debt Maturities
•	Increases 2010 Guidance

IRVING, Texas…May 3, 2010 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the first quarter ended March 31, 2010.

Summary:
•
Today, we closed a $212 million mortgage loan secured by nine hotels.  Proceeds were used to repay six mortgage loans totaling $210 million that were secured by 11 hotels (we unencumbered two hotels) and were scheduled to mature in May.

•
Adjusted EBITDA was $38.5 million for the quarter, which was significantly better than internal expectations.  Adjusted FFO per share was $(0.17) for the quarter.  These were $5 million and $0.08 better than analysts’ original estimates.

•	RevPAR at our 83 consolidated hotels decreased only 0.5% for the quarter, compared to a 2.1% decline nationally. Our portfolio continues to gain market share.

•
Hotel EBITDA margin decreased only 177 basis points for the quarter.  Positive flow-through on the improvement to budgeted revenue was 63%, notwithstanding the improvement in revenue was from increased occupancy.

•	Net loss for the quarter was $62.9 million.

First Quarter Operating Results:

Revenue per available room (“RevPAR”) for our 83 consolidated hotels was $82.87, a 0.5% decline compared to the same period in 2009, which was better than the 2.1% decline for the industry (according to Smith Travel Research) and better than our hotels' competitive sets.  Our slight RevPAR decline was driven by a 7.9% increase in occupancy to 67.9%, but offset by a 7.8% decline in average daily rate (“ADR”) to $122.06, compared to the same period in 2009.   Occupancy increased at 65 of our hotels during the quarter.  Market share in the quarter for our portfolio continued to improve.  RevPAR for our 83 consolidated hotels increased 4.9% during March, compared to prior year, as occupancy increased 11.3%.  Additionally, the rate decline improved in March relative to the quarter.

“The pace of the recovery in the lodging industry has been more robust than anticipated, leading to much stronger than expected RevPAR.  The corporate transient, leisure and group segments are improving.  Importantly, occupancy gains were strong throughout the week, led by Tuesday and Wednesday, and corporate transient room nights increased 7% during the quarter.  Although corporate transient and group occupancies have begun to grow, our visibility into future trends remains somewhat limited, and booking windows are exceptionally short.  Therefore, we remain intently focused on gaining market share and optimizing the mix of business to maximize rates,” said Richard A. Smith, FelCor’s President and Chief Executive Officer.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

“As the recovery takes hold, we will continue to benefit from our diversified, high-quality portfolio which should continue to outperform the industry.  We now have completed our near-term balance sheet initiatives and are well-positioned to benefit from a broad economic recovery.  We are ready to take advantage of opportunities to augment growth and continue to seek ways to increase shareholder value,” added Mr. Smith.

Hotel EBITDA for the quarter was $51.0 million, compared to $55.5 million for the same period in 2009.  Hotel EBITDA margin was 22.6%, a 177 basis point decrease compared to 2009.  Positive flow-through on the improvement to budgeted revenue was 63%, notwithstanding the improvement in revenue was from increased occupancy.  Hotel EBITDA represents EBITDA generated by our 83 consolidated hotels prior to corporate expenses and joint venture adjustments.

Adjusted EBITDA for the quarter was $38.5 million, compared to $47.4 million in 2009.  Adjusted EBITDA in the prior year period includes EBITDA from hotels sold in 2009.

Adjusted funds from operations (“FFO”) for the quarter was $(10.6) million, or $(0.17) per share, compared to $13.8 million, or $0.22 per share, in 2009.  The change in Adjusted FFO is largely attributed to a $14.9 million increase in interest expense, compared to 2009.

Net loss attributable to common stockholders for the quarter was $72.1 million, or $1.14 per share, compared to a net loss of $30.7 million, or $0.49 per share, for 2009.  Net loss in the current year included a $21.1 million impairment charge related to two hotels that we expect to transfer to the lenders in satisfaction of the related debt.

EBITDA, Adjusted EBITDA, Same Store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Same-Store Adjusted FFO are all non-GAAP financial measures.  See our discussion of “Non-GAAP Financial Measures” beginning on page 14 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Balance Sheet:

At March 31, 2010, we had $1.77 billion of consolidated debt outstanding, with a weighted average interest rate of 7.28%, and $276 million of cash and cash equivalents.

Today, we entered into a new $212 million loan, secured by nine hotels, that matures in 2015.  The new loan bears interest at LIBOR (subject to a 3.0% floor) plus 5.1%.  The proceeds were used to repay $210 million in loans that were secured by 11 hotels and were scheduled to mature in May.  With this financing, we resolved all of our remaining 2010 debt maturities on terms that are significantly more favorable than the debt it refinanced, and we were able to unencumber two previously mortgaged hotels.  Two remaining loans (totaling $32 million) mature in May 2010.   The cash flows for the hotels that secure those loans do not cover debt service, and we stopped funding the shortfalls in December 2009.  We have been unable to negotiate an acceptable debt modification or reduction that made sense for our stockholders with regard to these loans.  Therefore, these two hotels will be transferred to the lenders in full satisfaction of the debt.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

“We are very pleased with the successful refinancing of our near-term debt maturities.  Our efforts are complete, as we have now resolved all of our remaining 2010 maturities.  The most recent refinancing improves our balance sheet by lowering our average interest rate and providing us with two additional unencumbered hotels.  We will continue to look for additional opportunities to strengthen our balance sheet as the capital markets improve,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.

Portfolio Management:

For the quarter ended March 31, 2010, we spent $8.6 million on capital expenditures at our hotels (including our pro rata share of joint venture expenditures).

During the quarter, we sold the Holiday Inn Express in Salina, Kansas for $3.7 million.  This hotel was part of an unconsolidated joint venture that involved three other hotels located in Kansas, all of which have been sold.

Outlook:

The pace of the recovery in the lodging industry has increased, reflecting improved corporate transient and group demand.  Recent economic data indicates that demand will continue to improve as the capital markets, business activity and consumer confidence improve.  Although occupancy is recovering, our hotels still have not achieved sufficient compression to begin widespread changes in the customer mix, which are necessary to boost rates.  Therefore, ADR remains below prior year levels.  Although we continue to implement strict cost controls, higher occupancy and lower rates will impact operating margins.

We expect our portfolio RevPAR to outperform the industry as a result of our high-quality, renovated portfolio.  Additionally, our hotels are relatively less affected by new supply growth because the average number of rooms under construction in our markets is 28% lower than the industry.

For 2010 we anticipate:

•	RevPAR to increase between 0% and 3%;

•	Adjusted EBITDA to be between $166 million and $177 million;

•	Adjusted FFO per share to be between $(0.47) and $(0.30);

•	Net loss to be between $157 million and $146 million; and

•	Interest expense to be approximately $151 million.

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels.  FelCor owns interests in 84 hotels and resorts, located in 23 states and Canada.  FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands - Embassy Suites Hotels®, Doubletree ®, Hilton®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®.  Additional information can be found on the Company’s Web site at www.felcor.com.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

We invite you to listen to our first quarter earnings Conference Call on Tuesday, May 4, 2010, at 11:00 a.m. (Central Time).  The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com.  Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News Releases” page.  The conference call replay will be archived on the Company’s Web site.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Current economic circumstances or a further economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from increased fuel prices and security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.  We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,
(972) 444-4912                                sschafer@felcor.com

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months ended March 31, 2010.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit.  Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.  The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenues:
Hotel operating revenue:
Room	$177,260	$178,179
Food and beverage	35,496	35,851
Other operating departments	13,283	13,703
Other revenue	365	286
Total revenues	226,404	228,019
Expenses:
Hotel departmental expenses:
Room	47,787	45,222
Food and beverage	27,909	27,887
Other operating departments	6,086	6,136
Other property related costs	65,604	65,354
Management and franchise fees	10,535	11,141
Taxes, insurance and lease expense	24,680	24,662
Corporate expenses	9,847	6,122
Depreciation and amortization	37,598	36,651
Impairment loss	21,060	-
Other expenses	561	696
Total operating expenses	251,667	223,871

Operating income (loss)	(25,263)	4,148
Interest expense, net	(36,240)	(21,292)
Loss before equity in loss from unconsolidated entities	(61,503)	(17,144)
Equity in loss from unconsolidated entities	(1,474)	(3,424)
Loss from continuing operations	(62,977)	(20,568)
Discontinued operations	35	(854)
Net loss	(62,942)	(21,422)
Net loss attributable to noncontrolling interests in other partnerships	229	216
Net loss attributable to redeemable noncontrolling interests in FelCor LP	325	142
Net loss attributable to FelCor	(62,388)	(21,064)
Preferred dividends	(9,678)	(9,678)
Net loss attributable to FelCor common stockholders	$(72,066)	$(30,742)
Basic and diluted per common share data:
Loss from continuing operations	$(1.14)	$(0.47)
Net loss	$(1.14)	$(0.49)
Basic and diluted weighted average common shares outstanding	63,475	62,989

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Consolidated Balance Sheets
(in thousands)

	March 31, 2010	December 31, 2009
Assets
Investment in hotels, net of accumulated depreciation of $936,120 at March 31, 2010 and $916,604 at December 31, 2009	$2,131,646	$2,180,394
Investment in unconsolidated entities	80,230	82,040
Cash and cash equivalents	276,008	263,531
Restricted cash	18,943	18,708
Accounts receivable, net of allowance for doubtful accounts of $317 at March 31, 2010 and $406 at December 31, 2009	35,285	28,678
Deferred expenses, net of accumulated amortization of $16,130 at March 31, 2010 and $14,502 at December 31, 2009	19,825	19,977
Other assets	32,902	32,666
Total assets	$2,594,839	$2,625,994

Liabilities and Equity
Debt, net of discount of $61,764 at March 31, 2010 and $64,267 at December 31, 2009	$1,771,115	$1,773,314
Distributions payable	47,258	37,580
Accrued expenses and other liabilities	162,859	131,339

Total liabilities	1,981,232	1,942,233

Commitments and contingencies

Redeemable noncontrolling interests in FelCor LP at redemption value, 295 units issued and outstanding at March 31, 2010 and December 31, 2009	1,681	1,062

Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at March 31,2010 and December 31, 2009	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at March 31, 2010 and December 31, 2009	169,412	169,412
Common stock, $.01 par value, 200,000 shares authorized and 69,413 shares issued, including shares in treasury, at March 31, 2010 and December 31, 2009	694	694
Additional paid-in capital	2,022,235	2,021,837
Accumulated other comprehensive income	25,598	23,528
Accumulated deficit	(1,864,898)	(1,792,822)
Less: Common stock in treasury, at cost, of 3,985 shares at March 31, 2010 and 3,845 shares at December 31, 2009	(72,229)	(71,895)

Total FelCor stockholders’ equity	590,174	660,116
Noncontrolling interests in other partnerships	21,752	22,583
Total equity	611,926	682,699

Total liabilities and equity	$2,594,839	$2,625,994

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Capital Expenditures
(in thousands)

	Three Months Ended March 31,
	2010	2009
Improvements and additions to majority-owned hotels	$8,200	$25,274
Consolidated joint venture partners’ pro rata share of additions to hotels	(36)	(254)
Pro rata share of unconsolidated additions to hotels	426	1,462
Total additions to hotels(a)	$8,590	$26,482

(a)        Includes capitalized interest, property taxes, ground leases and certain employee costs.

Supplemental Financial Data
(in thousands, except per share information)

	March 31,	December 31,
Total Enterprise Value	2010	2009
Common shares outstanding	65,428	65,568
Units outstanding	295	295
Combined shares and units outstanding	65,723	65,863
Common stock price	$5.70	$3.60
Market capitalization	$374,621	$237,107
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,771,115	1,773,314
Noncontrolling interests of consolidated debt	(3,904)	(3,971)
Pro rata share of unconsolidated debt	105,635	107,481
Cash and cash equivalents	(276,008)	(263,531)
Total enterprise value (TEV)	$2,450,233	$2,329,174

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Consolidated Debt Summary
(dollars in thousands)

	Interest Rate			Maturity Date	March 31, 2010	Pro Forma(a)
Mortgage debt(b)		8.73%		May 2010	$111,758	$-
CMBS debt(c)		8.70		May 2010	97,933	-
CMBS debt(d)		8.62		May 2010	31,740	31,740
Senior notes		8.50	(e)	June 2011	86,622	86,622
CMBS debt		6.15		June 2011	13,631	13,631
Mortgage debt	L +	3.50	(f)	August 2011(g)	199,675	199,675
CMBS debt	L +	0.93	(h)	November 2011(i)	250,000	250,000
Mortgage debt	L +	1.55	(j)	May 2012(k)	176,627	176,627
CMBS debt		8.77		May 2013	27,770	27,770
Mortgage debt		9.02		April 2014	116,407	116,407
CMBS debt		6.66		June-August 2014	70,484	70,484
Senior secured notes(l)		10.00		October 2014	574,913	574,913
Mortgage debt	L +	5.10	(m)	April 2015	-	212,000
CMBS debt		5.81		July 2016	11,636	11,636
Capital lease and other		9.09		Various	1,919	1,919
Total					$1,771,115	$1,773,424

(a)	Pro forma reflects the new $212 million mortgage loan and repayment of loans aggregating $210 million as if they occurred on March 31, 2010.
(b)	This loan was refinanced in May 2010. As the result of this refinancing, two previously encumbered hotels were unencumbered.
(c)	These loans were refinanced in May 2010.
(d)
We have been unable to negotiate an acceptable debt modification or reduction that made sense for our stockholders with regard to these loans.  Therefore, these two hotels will be transferred to the lenders in full satisfaction of the debt.

(e)	As a result of a rating down-grade in February 2009, the interest rate on our 8½% senior notes due 2011 increased to 9%.
(f)	LIBOR for this loan is subject to a 2% floor.
(g)	This loan can be extended for as many as two years, subject to satisfying certain conditions.
(h)	We have purchased an interest rate cap that caps LIBOR at 7.8% and expires in November 2010 for this notional amount.
(i)	The maturity date assumes that we will exercise the remaining one-year extension option that is exercisable, at our sole discretion, and would extend the current November 2010 maturity to 2011.
(j)	We have purchased interest rate caps that cap LIBOR at 6.5% and expire in May 2010 for aggregate notional amounts of $177 million.
(k)	We have exercised the first of three successive one-year extension options that permit, at our sole discretion, the original May 2009 maturity to be extended to 2012.
(l)	These notes have $636 million in aggregate principal and were sold at a discount for an effective yield of 12.875% before transaction costs.
(m)	LIBOR for this loan is subject to a 3% floor. We have purchased interest rate caps that cap LIBOR at 5% and expire in May 2012 for notional amounts aggregating $212 million.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Pro Forma Schedule of Encumbered Hotels(a)
(dollars in millions)

Consolidated Debt	March 31, 2010 Balance	Encumbered Hotels
CMBS debt(b)	$32	Chicago Deerfield – ES and Piscataway – ES

CMBS debt(b)	$14	Boca Raton – ES and Wilmington – DT

Mortgage debt	$200
Charlotte SouthPark – DT, Houston Medical Center – HI, Myrtle Beach – HLT, Mandalay Beach – ES, Nashville Airport – ES, Philadelphia Independence Mall – HI, Pittsburgh University Center – HI and Santa Monica at the Pier – HI

CMBS debt	$250
Anaheim – ES, Bloomington – ES, Charleston Mills House – HI, Dallas DFW South – ES, Deerfield Beach – ES, Jacksonville – ES, Lexington – HS, Dallas Love Field – ES, Raleigh/Durham – DTGS, San Antonio Airport – HI, Tampa Rocky Point – DTGS and Phoenix Tempe – ES

Mortgage debt(b)	$177	Esmeralda Resort & Spa – REN and Vinoy Resort & Golf Club – REN

CMBS debt	$28	New Orleans Convention Center – ES

Mortgage debt	$116	Baton Rouge – ES, Birmingham – ES, Ft. Lauderdale – ES, Miami Airport – ES, Milpitas – ES, Minneapolis Airport – ES and Napa Valley – ES

CMBS debt(b)	$70	Atlanta Airport – ES, Austin – DTGS, BWI Airport – ES, Orlando Airport – HI and Phoenix Biltmore – ES

Senior secured notes	$575
Atlanta Airport – SH, Boston Beacon Hill – HI, Dallas Market Center – ES, Myrtle Beach Resort – ES, Nashville Opryland – Airport – HI, New Orleans French Quarter – HI, Orlando North – ES, Orlando Walt Disney World® - DTGS, San Diego on the Bay – HI, San Francisco Burlingame – ES, San Francisco Fisherman’s Wharf – HI, San Francisco Union Square – MAR, Toronto Airport – HI and Toronto
Yorkdale – HI

Mortgage debt	$212
Atlanta Buckhead – ES, Atlanta Galleria – SS, Boston Marlboro – ES, Burlington – SH, Corpus Christi – ES,
Ft. Lauderdale Cypress Creek – SS, Orlando South – ES, Philadelphia Society Hill – SH and South San Francisco – ES

CMBS debt	$12	Indianapolis North – ES

Capital lease and other	$2	St. Paul – ES

(a)	Pro forma reflects the new $212 million mortgage loan and repayment of loans aggregating $210 million as if they occurred on March 31, 2010.
(b)           The hotels under this debt are subject to separate loan agreements and are not cross collateralized.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Hotel Portfolio Composition

The following table illustrates the distribution of our 83 Consolidated Hotels by brand, market and location at March 31, 2010.

Brand	Hotels	Rooms	% of Total Rooms	% of 2009 Hotel EBITDA(a)
Embassy Suites Hotels	47	12,132	51	60
Holiday Inn	15	5,154	22	18
Sheraton and Westin	9	3,217	13	9
Doubletree	7	1,471	6	7
Renaissance and Marriott	3	1,321	6	3
Hilton	2	559	2	3

Market
South Florida	5	1,439	6	8
Los Angeles area	4	899	4	6
Atlanta	5	1,462	6	6
Orlando	4	1,038	4	4
Philadelphia	2	729	3	4
Minneapolis	3	736	3	4
San Francisco area	6	2,138	9	4
Dallas	4	1,333	6	4
Central California Coast	2	408	2	4
San Antonio	3	874	4	3
Myrtle Beach	2	640	3	3
Boston	2	532	2	3
San Diego	1	600	3	3
Northern New Jersey	3	756	3	3
Other	37	10,270	42	41

Location
Suburban	35	8,781	37	32
Urban	20	6,358	27	27
Airport	18	5,788	24	24
Resort	10	2,927	12	17

(a)	Hotel EBITDA is more fully described on page 19.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Detailed Operating Statistics by Brand
(83 consolidated hotels)

	Occupancy (%)
	Three Months Ended March 31,
	2010	2009	%Variance
Embassy Suites Hotels	70.2	66.5	5.6
Holiday Inn	67.6	62.5	8.1
Sheraton and Westin	63.4	55.0	15.2
Doubletree	70.0	63.6	10.1
Renaissance and Marriott	65.3	56.3	16.0
Hilton	46.2	47.3	(2.3)

Total hotels	67.9	62.9	7.9

	ADR ($)
	Three Months Ended March 31,
	2010	2009	%Variance
Embassy Suites Hotels	128.79	138.64	(7.1)
Holiday Inn	104.30	110.45	(5.6)
Sheraton and Westin	104.88	118.11	(11.2)
Doubletree	118.75	139.17	(14.7)
Renaissance and Marriott	183.84	201.68	(8.8)
Hilton	95.75	97.59	(1.9)

Total hotels	122.06	132.37	(7.8)

	RevPAR ($)
	Three Months Ended March 31,
	2010	2009	%Variance
Embassy Suites Hotels	90.43	92.22	(1.9)
Holiday Inn	70.52	69.06	2.1
Sheraton and Westin	66.51	65.01	2.3
Doubletree	83.12	88.47	(6.0)
Renaissance and Marriott	120.08	113.55	5.8
Hilton	44.21	46.13	(4.2)

Total hotels	82.87	83.30	(0.5)

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Detailed Operating Statistics for FelCor’s Top Markets
(83 consolidated hotels)

	Occupancy (%)
	Three Months Ended March 31,
	2010	2009		% Variance
South Florida	85.1	79.3		7.4
Los Angeles area	70.5	68.6		2.7
Atlanta	75.2	65.6		14.7
Orlando	80.9	75.1		7.7
Philadelphia	60.4	49.4		22.3
Minneapolis	67.0	60.9		10.1
San Francisco area	65.3	55.9		16.8
Dallas	65.4	59.4		10.0
Central California Coast	69.7	76.6		(8.9)
San Antonio	74.7	69.6		7.4
Myrtle Beach	44.1	48.2		(8.5)
Boston	77.1	70.6		9.2
San Diego	71.5	64.0		11.7
Northern New Jersey	59.9	59.6		0.5
	ADR ($)
	Three Months Ended March 31,
	2010	2009		% Variance
South Florida	163.64	170.57		(4.1)
Los Angeles area	132.32	138.48		(4.4)
Atlanta	105.48	111.22		(5.2)
Orlando	114.47	131.55		(13.0)
Philadelphia	111.42	129.62		(14.0)
Minneapolis	125.73	131.14		(4.1)
San Francisco area	122.73	120.64		1.7
Dallas	112.99	126.94		(11.0)
Central California Coast	138.16	136.52		1.2
San Antonio	98.33	105.65		(6.9)
Myrtle Beach	96.37	98.43		(2.1)
Boston	120.19	126.00		(4.6)
San Diego	115.09	132.31		(13.0)
Northern New Jersey	132.26	151.68		(12.8)
	RevPAR ($)
	Three Months Ended March 31,
	2010	2009		% Variance
South Florida	139.33	135.25		3.0
Los Angeles area	93.23	95.04		(1.9)
Atlanta	79.36	72.99		8.7
Orlando	92.65	98.84		(6.3)
Philadelphia	67.34	64.05		5.1
Minneapolis	84.26	79.80		5.6
San Francisco area	80.11	67.43		18.8
Dallas	73.89	75.44		(2.1)
Central California Coast	96.33	104.53		(7.8)
San Antonio	73.46	73.48		-
Myrtle Beach	42.53	47.49		(10.4)
Boston	92.67	88.95		4.2
San Diego	82.33	84.72	.8	(2.8)
Northern New Jersey	79.22	90.37		(12.3)

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Non-GAAP Financial Measures

We refer in this release to certain “non-GAAP financial measures.”  These measures, including FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”).  The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure.  Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Loss to FFO
(in thousands, except per share data)

	Three Months Ended March 31,
	2010			2009
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(62,942)			$(21,422)
Noncontrolling interests	554			358
Preferred dividends(a)	(9,678)			(9,678)
Net loss attributable to FelCor common stockholders	(72,066)	63,475	$(1.14)	(30,742)	62,989	$(0.49)
Depreciation and amortization	37,598	-	0.59	36,651	-	0.58
Depreciation, discontinued operations and unconsolidated entities	3,663	-	0.06	4,421	-	0.07
Gain on sale of unconsolidated subsidiary	(559)	-	(0.01)	-	-	-
Noncontrolling interests in FelCor LP	(325)	295	-	(142)	296	-
Conversion of options and unvested restricted stock	-	-	-	-	128	-
FFO	(31,689)	63,770	(0.50)	10,188	63,413	0.16
Impairment loss	21,060	-	0.33	-	-	-
Impairment loss, discontinued operations and unconsolidated entities	-	-	-	3,436	-	0.06
Conversion costs(b)	-	-	-	38	-	-
Severance costs	-	-	-	135	-	-
Adjusted FFO	(10,629)	63,770	(0.17)	13,797	63,413	0.22
Adjusted FFO from discontinued operations	(35)	-	-	(1,248)	-	(0.02)
Same-Store Adjusted FFO	$(10,664)	63,770	$(0.17)	$12,549	63,413	0.20

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Reconciliation of Net Loss to EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2010	2009
Net loss	$(62,942)	$(21,422)
Depreciation and amortization	37,598	36,651
Depreciation, discontinued operations and unconsolidated entities	3,663	4,421
Interest expense	36,345	21,469
Interest expense, unconsolidated entities	1,500	1,020
Amortization of stock compensation	1,616	1,398
Noncontrolling interests in other partnerships	229	216
EBITDA	18,009	43,753
Impairment loss	21,060	-
Impairment loss, discontinued operations and unconsolidated entities	-	3,436
Conversion costs(a)	-	38
Severance costs	-	135
Gain on sale of unconsolidated subsidiary	(559)	-
Adjusted EBITDA	38,510	47,362
Adjusted EBITDA from discontinued operations	(35)	(1,248)
Same-Store Adjusted EBITDA	$38,475	$46,114

(a)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

Reconciliation of Adjusted EBITDA to Hotel EBITDA
(in thousands)

	Three Months Ended March 31,
	2010	2009
Adjusted EBITDA	$38,510	$47,362
Other revenue	(365)	(286)
Equity in income from unconsolidated subsidiaries (excluding interest, depreciation and impairment expense)	(3,751)	(3,999)
Noncontrolling interests in other partnerships (excluding interest, depreciation and severance expense)	392	443
Consolidated hotel lease expense	9,493	10,060
Unconsolidated taxes, insurance and lease expense	(1,888)	(1,934)
Interest income	(105)	(177)
Other expenses (excluding conversion costs and severance costs)	561	512
Corporate expenses (excluding amortization expense of stock compensation)	8,231	4,724
Adjusted EBITDA from discontinued operations	(35)	(1,248)
Hotel EBITDA	$51,043	$55,457

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Reconciliation of Net Loss to Hotel EBITDA
(in thousands)

	Three Months Ended March 31,
	2010	2009
Net loss	$(62,942)	$(21,422)
Discontinued operations	(35)	854
Equity in loss from unconsolidated entities	1,474	3,424
Consolidated hotel lease expense	9,493	10,060
Unconsolidated taxes, insurance and lease expense	(1,888)	(1,934)
Interest expense, net	36,240	21,292
Corporate expenses	9,847	6,122
Depreciation and amortization	37,598	36,651
Impairment loss	21,060	-
Other expenses	561	696
Other revenue	(365)	(286)
Hotel EBITDA	$51,043	$55,457

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Total revenues	$226,404	$228,019
Other revenue	(365)	(286)
Hotel operating revenue	226,039	227,733
Hotel operating expenses	(174,996)	(172,276)
Hotel EBITDA	$51,043	$55,457
Hotel EBITDA margin(a)	22.6%	24.4%

(a)Hotel EBITDA as a percentage of hotel operating revenue.

Reconciliation of Total Operating Expenses to Hotel Operating Expenses
(dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Total operating expenses	$251,667	$223,871
Unconsolidated taxes, insurance and lease expense	1,888	1,934
Consolidated hotel lease expense	(9,493)	(10,060)
Corporate expenses	(9,847)	(6,122)
Depreciation and amortization	(37,598)	(36,651)
Impairment loss	(21,060)	-
Other expenses	(561)	(696)
Hotel operating expenses	$174,996	$172,276

FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Reconciliation of Ratio of Operating Income (Loss) to Total Revenues to Hotel EBITDA Margin

	Three Months Ended March 31,
	2010	2009
Ratio of operating income (loss) to total revenues	(11.2)%	1.8%
Other revenue	(0.2)	(0.1)
Unconsolidated taxes, insurance and lease expense	(0.8)	(0.8)
Consolidated hotel lease expense	4.2	4.4
Other expenses	0.3	0.3
Corporate expenses	4.4	2.7
Depreciation and amortization	16.6	16.1
Impairment loss	9.3	-
Hotel EBITDA margin	22.6%	24.4%

Reconciliation of Forecasted Net Loss Attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share and unit data)

	Full Year 2010 Guidance
	Low Guidance		High Guidance
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor	$(157)		$(146)
Preferred dividends	(39)		(39)
Net loss applicable to FelCor common stockholders	(196)	$(3.11)	(185)	$(2.94)
Depreciation(b)	159		159
Gain on sale of assets	(1)		(1)
Noncontrolling interests in FelCor LP	(1)		(1)
FFO	(39)	$(0.61)	(28)	$(0.44)
Impairment	21		21
Gain on extinguishment of debt	(12)		(12)
Adjusted FFO	$(30)	$(0.47)	$(19)	$(0.30)

Net loss attributable to FelCor	$(157)		$(146)
Depreciation(b)	159		159
Interest expense(b)	151		151
Amortization expense	6		6
Noncontrolling interests in FelCor LP	(1)		(1)
EBITDA	158		169
Impairment	21		21
Gain on extinguishment of debt	(12)		(12)
Gain on sale of assets	(1)		(1)
Adjusted EBITDA	$166		$177

(a)	Weighted average shares and units are 63.8 million.
(b)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Substantially all of our non-current assets consist of real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations.  These supplemental measures, including FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP.  However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.  We compute FFO in accordance with standards established by NAREIT.  This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries.  We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items, including but not limited to these described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets.  This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

•
Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA, because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•
Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments in computing Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA and Same-Store Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision making.  Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin by eliminating from continuing operations all revenues and expenses not directly associated with hotel operations including corporate-level expenses, depreciation and expenses related to our capital structure.  We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis.  We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets.  We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.  Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated First Quarter 2010 Operating Results
May 3, 2010

Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and lodging REITs, hotel owners who are not REITs and other capital intensive companies.  We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations.  FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to the same measures as calculated by other real estate companies.  These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures.  Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance.  Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as, the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP.  They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP.  Neither should FFO, Adjusted FFO, Same-Store Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions.  Adjusted FFO per share should not be used as a measure of amounts that accrue directly to the benefit of stockholders.  FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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